FORM N-SAR
FOR THE PERIOD ENDING DECEMBER 31, 2001
ARTISAN FUNDS, INC.
FILE NUMBER 811-08932
REGISTRANT CIK NUMBER 0000935015
ITEM NUMBER 77Q1(a)

Exhibits

Exhibit Number


Description
(a)(1)
Articles of Amendment dated August 30, 2001.

Previously filed. Incorporated by reference to exhibit (a)(8) filed with post-effective amendment no. 16 to the registration statement of Artisan Funds, Inc., Securities Act file number
33-88316 (the "Registration Statement"), filed on
September 4, 2001.

(b)(1)
Amended and Restated Non-Fundamental Investment
Restrictions.

Previously filed. Incorporated by reference to the language under the heading "Non Fundamental Restrictions" on pages 17 and 18 of the statement of additional information of the Funds as filed on November 27, 2001 pursuant to Rule 497(e).